SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    Form 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

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        Date of Report (Date of earliest event reported): April 16, 1997


                        THE GUARDIAN REAL ESTATE ACCOUNT
                                       OF
                 THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.
                 ----------------------------------------------
             (Exact name of Registrant as specified in its charter)

        Delaware                    33-22548               13-2656036
        --------                    --------               ----------
(State or other jurisdiction of    (Commission     (IRS Employer Identification
 incorporation or organization)    File Number)              No.)

                 201 Park Avenue South, New York, New York 10003
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            (Address of principal executive offices)      (Zip Code)

                   Registrant's telephone number: 212-598-8000

Item 2.     Acquisition or Disposition of Assets

      (a) On April 16, 1997, The Guardian Insurance & Annuity Company, Inc. ("GIAC"), on behalf of the Account, sold two office buildings located at 45 Glastonbury Boulevard and 115 Glastonbury Boulevard, Glastonbury, Connecticut (the "Properties"), for a cash purchase price of approximately $7,196,000. The purchaser of the Properties is MGI Properties Corp., a Boston-based real estate investment firm.

      The amount of consideration paid for the Properties is based on the valuation made by the purchaser as of the date of the purchase and sale agreement between the parties. In anticipation of the termination of the Account on or before December 31, 1997, the sale proceeds will be invested in short-term commerical paper or other short-term debt instruments.

Item 7.     Financial Statements and Exhibits

            Not applicable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                             THE GUARDIAN REAL ESTATE ACCOUNT OF
                             THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.


Dated:  May 16, 1997         By: /s/ JOHN M. SMITH
                                 --------------------
                                     John M. Smith
                                Executive Vice President